Exhibit 10.1

Mineral Titles Online

Mineral Tenure Bill of Sale Completion	Review Payment

Recorder:	Saleem Mohamed (200889)	Submitter:	Saleem Mohamed (200889)
Recorded:	2005/JUN/07	Effective:	2005/JUN/07
D/E Date:	2005/JUN/07

Event Number: 4034696

Seller:	JACQUELINE ANN MCLEOD (146225)
Buyers:	Saleem Mohamed (200889)

Tenure Number	MD	Type	GTD	Buy %	New Ownership %
508964		MCX	2006/MAR/15	100	200889 100

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